UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 28, 2017

Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE.

CUDAHY, WISCONSIN 53110

(Address of Principal Executive Offices) (Zip Code)

(414) 615-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Determination of 2017 Base Salaries for Named Executive Officers

On February 28, 2017, our compensation committee approved the 2017 base salaries for our named executive officers, Mark A. DiBlasi, Peter R. Armbruster, Grant M. Crawford and Patrick K. McKay. The 2017 base salary increases are effective as of May 1, 2017.

The following table sets forth the 2017 base salaries for each of our named executive officers.

Name	2017 Base Salary(1)
Mark A. DiBlasi	$538,000
Peter R. Armbruster	$332,000
Grant M. Crawford	$319,000
Patrick K. McKay	$260,000

(1)	The 2017 base salary increases are effective as of May 1, 2017.

Determination of 2017 Cash Incentive Plan for Certain Named Executive Officers

On February 28, 2017, our compensation committee approved the 2017 executive cash incentive plan for Messrs. Armbruster, Crawford and McKay. Our compensation committee determined that the 2017 cash incentive plan for these named executive officers will be based on a company-wide EBIT (earnings before interest and taxes) target that is consistent with our board-approved 2017 budget. In addition, a portion of the 2017 cash incentive plan for Mr. Crawford will be based on an EBIT target for our Roadrunner Freight segment that is consistent with our board-approved 2017 budget. Actual cash bonus pay-outs for our 2017 performance will be determined by our compensation committee and paid in early 2018, and may be above or below target bonus levels.

The following table sets forth the cash incentive plan for these named executive officers for 2017.

Name	Cash Incentive Plan Levels as % of Base Salary
	80% of Target(1)	90% of Target	100% of Target	150% of Target(2)
Peter R. Armbruster	25.0%	42.5%	60.0%	110.0%
Grant M. Crawford(3)	12.5%	25.0%	40.0%	90.0%
Patrick K. McKay	12.5%	25.0%	40.0%	90.0%

(1)	Represents the percentage of 2017 base salary that the named executive officer is eligible to receive if we achieve 80% of the company-wide EBIT target. Bonuses will not be earned if company-wide EBIT is less than 80% of the target.
(2)	Represents the maximum potential bonus pay-out.
(3)	35% of Mr. Crawford’s 2017 cash incentive plan will be based on achieving at least 80% of the EBIT target for our Roadrunner Freight segment (in the same percentages set forth in the table above).

Grants of Restricted Stock Units to Certain Named Executive Officers

On February 28, 2017, our compensation committee approved the grant of restricted stock units (RSUs) to Messrs. Armbruster, Crawford and McKay. The following table sets forth the dollar amount and the number of RSUs awarded to these named executive officers for 2017.

Name	Dollar Value of RSUs	Number of RSUs(1)
Peter R. Armbruster	$75,000	10,381
Grant M. Crawford	$50,000	6,921
Patrick K. McKay	$75,000	10,381

(1)	The number of RSUs awarded was calculated using a dollar per share value of $7.22, which was the 20-day trailing average closing sales price for our common stock as of the grant date. On February 28, 2017, the closing sales price for our common stock was $7.54.

Each RSU is equal in value to one share of our common stock, and the RSUs vest 25% on each of March 1, 2018, 2019, 2020 and 2021. Recipients of RSU awards generally must remain employed by us on a continuous basis through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that recipients may be entitled to accelerated delivery of a portion of unvested RSUs in the case of the recipient’s death or disability, or upon a change in control.

The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the form of Restricted Stock Unit Agreement, and is subject to and qualified in its entirety by reference to the form of Restricted Stock Unit Agreement attached as Exhibit 10.20 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2011 and incorporated by reference into this Item 5.02.

Grants of Performance Restricted Stock Units to Certain Named Executive Officers

For 2017, our compensation committee determined to continue a performance-based element to our long-term incentive program (the “PRU Program”). Under this program, performance-based restricted stock units (“PRUs”) are awarded to eligible employees, including certain of our named executive officers. PRU awards are intended to reward employees to the extent we achieve specific pre-established financial performance goals.

Under the PRU Program, a target number of PRUs is awarded at the beginning of each one-year performance period. The number of PRUs ultimately earned will range from zero to 1.5 times the target number depending on our performance during the period. Each PRU will be equal in value to one share of our common stock, and the PRUs earned will vest in four equal installments of 25% on the “performance determination date” (as defined below) and on each of March 1, 2019, 2020 and 2021. Recipients of PRU awards generally must remain employed by us on a continuous basis through the end of the relevant vesting period in order to receive any amount of the PRUs earned, except that recipients may be entitled to accelerated delivery of a portion of unvested PRUs in the case of the recipient’s death or disability, or upon a change in control.

Under the PRU Program, financial goals are set at the beginning of each fiscal year, and performance is reviewed at the end of that year. For 2017, the performance metric is company-wide EBITDA (earnings before interest, tax, depreciation and amortization expense). The calculation of EBITDA will exclude non-cash compensation expense attributable to the PRU Program, acquisition transaction expenses and the results of any acquisitions that we make during the year. The percentage to be applied to each recipient’s target number of PRUs ranges from zero to 150%, based upon the extent to which the performance goal is achieved. If we do not achieve a minimum level of approximately 89.5% of the EBITDA performance target for the year, the number of PRUs earned will be zero. If we achieve this minimum level of the EBITDA performance target for the year, a percentage (ranging on a sliding scale from 50% to 150%) will be applied to the recipient’s target number of PRUs to determine the number of PRUs earned. If we achieve a maximum level of approximately 108.2% or more of the EBITDA performance target for the year, the number of PRUs earned will be 150% of the recipient’s target number of PRUs. As soon as practicable following the end of the one-year performance period, our compensation committee will determine and certify whether the minimum financial performance level has been achieved, the level of attainment of the performance goal, and the number of PRUs earned by each recipient of a PRU award (such date of determination, the “performance determination date”).

On February 28, 2017, our compensation committee approved the grant of PRUs to Messrs. Armbruster, Crawford and McKay. Also on February 28, 2017, our compensation committee set the PRU EBITDA minimum, target and maximum goals for fiscal 2017. The following table sets forth the target dollar amount and the target number of PRUs awarded to these named executive officers for 2017.

Name	Target Dollar Value of PRUs	Target Number of PRUs(1)
Peter R. Armbruster	$150,000	20,763
Grant M. Crawford	$100,000	13,842
Patrick K. McKay	$150,000	20,763

(1)	The target number of PRUs awarded was calculated using a dollar per share value of $7.22, which was the 20-day trailing average closing sales price for our common stock as of the grant date. On February 28, 2017, the closing sales price for our common stock was $7.54.

The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the form of Performance Restricted Stock Unit Agreement, and is subject to and qualified in its entirety by reference to the form of Performance Restricted Stock Unit Agreement attached as Exhibit 10.26 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2015 and incorporated by reference into this Item 5.02.

Item 8.01.	Other Events.

On February 28, 2017, our compensation committee approved grants of RSUs to our independent directors. The RSU grants are part of our previously disclosed plan to make equity-based awards to our independent directors in order to adjust director compensation levels to those customary for boards of directors for similarly situated companies. On February 28, 2017, we granted 7,613 RSUs to each of our independent directors having a value on the grant date of $55,000 based on the 20-day trailing average closing sales price for our common stock as of the grant date of $7.22. On February 28, 2017, the closing sales price for our common stock was $7.54.

Each RSU is equal in value to one share of our common stock, and the RSUs vest 25% on each of March 1, 2018, 2019, 2020 and 2021. Each independent director receiving RSU awards generally must remain a member of our board of directors through the end of the relevant vesting period in order to receive any amount of the RSUs covered by that award, except that recipients may be entitled to accelerated delivery of a portion of unvested RSUs in the case of the independent director’s death or disability, or upon a change in control.

The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the form of Restricted Stock Unit Agreement, and is subject to and qualified in its entirety by reference to the form of Restricted Stock Unit Agreement attached as Exhibit 10.20 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2011 and incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: March 6, 2017	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer